As filed with the Securities and Exchange Commission on January 26, 2004

Registration No. 333-111003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.

(formerly known as Wackenhut Corrections Corporation)
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0043078 (I.R.S. Employer Identification Number)

621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487
(561) 893-0101
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

John J. Bulfin, Esq.

Senior Vice President, General Counsel and Secretary
621 NW 53rd Street, Suite 700
Boca Raton, Florida 33487
(561) 893-0101
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen K. Roddenberry, Esq.
Akerman Senterfitt
One Southeast Third Avenue
Miami, Florida 33131
(305) 374-5600 (phone)
(305) 374-5095 (fax)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 26th day of January, 2004.

THE GEO GROUP, INC.

By: /s/ JOHN G. O’ROURKE John G. O’Rourke Senior Vice President — Finance and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* George C. Zoley	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 26, 2004

/s/ JOHN G. O’ROURKE John G. O’Rourke	Senior Vice President — Finance and Chief Financial Officer (principal financial officer)	January 26, 2004

* Brian R. Evans	Vice President — Accounting and Chief Accounting Officer (principal accounting officer)	January 26, 2004

* Wayne H. Calabrese	Vice Chairman of the Board, President and Director	January 26, 2004

* Norman A. Carlson	Director	January 26, 2004

* Benjamin R. Civiletti	Director	January 26, 2004

* Anne N. Foreman	Director	January 26, 2004

* G. Fred DiBona, Jr.	Director	January 26, 2004

* Richard H. Glanton	Director	January 26, 2004

* By: /s/ JOHN G. O’ROURKE John G. O’Rourke Attorney-in-fact

II-5

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Underwriting Agreement.(1)

4.1	—	Indenture, dated July 9, 2003, by and between Wackenhut Corrections Corporation and The Bank of New York, as Trustee, relating to 8 1/4% Senior Notes due 2013.(2)

4.2	—	Registration Rights Agreement, dated July 9, 2003, by and among Wackenhut Corrections Corporation and BNP Paribas Securities Corp., Lehman Brothers Inc., First Analysis Securities Corporation, SouthTrust Securities, Inc. and Comerica Securities, Inc.(2)

4.3	—	Rights Agreement, dated as of October 9, 2003, between Wackenhut Corrections Corporation and EquiServe Trust Company, N.A., as the Rights Agent.(3)

4.4	—	Specimen Common Stock Certificate.(1)

4.5	—	Specimen Preferred Stock Certificate and Form of Designations of Preferred Stock.(1)

4.6	—	Form of Indenture.(4)

4.7	—	Form of Note.(1)

4.8	—	Form of Common Stock Warrant Agreement and Warrant Certificate.(1)

4.9	—	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)

4.10	—	Form of Debt Securities Warrant Agreement and Warrant Certificate.(1)

4.11	—	Form of Depositary Share Warrant Agreement and Warrant Certificate.(1)

4.12	—	Form of Deposit Agreement and Depositary Receipt.(1)

5.1	—	Opinion of Akerman Senterfitt.*

12.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges. (4)

23.1	—	Consent of Ernst & Young LLP, independent certified public accountants.(4)

23.2	—	Consent of Ernst & Young LLP, independent auditors.(4)

23.3	—	Consent of Akerman Senterfitt (included in Exhibit 5.1).*

24.1	—	Power of Attorney. Reference is made to the signature page.

25.1	—	Statement of Eligibility of Trustee.(1)

*	Filed herewith.
(1)	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	Incorporated herein by reference to exhibit of the same number filed with the Registrant’s report on Form 8-K, dated July 29, 2003.
(3)	Incorporated herein by reference to exhibit of the same number filed with the Registrant’s report on Form 8-K, dated October 30, 2003.

(4)	Incorporated herein by reference to exhibit of the same number filed with the Registrant’s Registration Statement on Form S-3, dated January 20, 2004.